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                                                                   EXHIBIT 10.11


                               HOTJOBS.COM, LTD.

                     1999 STOCK OPTION/STOCK ISSUANCE PLAN

                                AMENDMENT NO. 1

The HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan (the "Plan") is hereby amended as follows:

1. Paragraphs B, C and D of Section V of Article One of the Plan are hereby redesignated as Paragraphs C, D and E, respectively, and new Paragraph V.B. of Article One is hereby added to the Plan to read as follows:

     "B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with the 2001 calendar year, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall such annual increase exceed One Million Five Hundred Thousand (1,500,000) shares."


2. Redesignated Paragraph V.E. of Article One of the Plan is hereby amended and restated in its entirety, to read as follows:

     "E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made
     under the Automatic Option Grant Program to new and continuing   non-
     employee Board members and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive."

3. Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.


IN WITNESS WHEREOF, HotJobs.com, Ltd. has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officer as of the 17th day of May, 2000.

                              HOTJOBS.COM, LTD.

                     BY:  /s/ Richard S. Johnson
                          ----------------------------------------------
                          Name:   Richard S. Johnson
                          Title:   President and Chief Executive Officer